Exhibit 4.50

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

TWENTY-THIRD AMENDMENT TO

AGREEMENT 319-I

THIS TWENTY-THIRD AMENDMENT TO AGREEMENT NUMBER 319-I IS ENTERED INTO THIS 15 DAY OF SEPTEMBER, 2012 (THE “EXECUTION DATE”), BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE WHICH SHALL HEREINAFTER BE REFERED AS THE “CLIENT”, SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, AND AS THE OTHER PARTY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE REFERED AS “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO (TOGETHER REFERRED AS THE “PARTIES”) PURSUANT TO THE FOLLOWING:

W I T N E S S E T H

WHEREAS, on January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”;

WHEREAS, up to the Execution Date, the Parties have executed twenty two Amendments to the Agreement in order to modify the terms and conditions of the satellite capacity provided by SATMEX to the CLIENT.

NOW THEREFORE, in consideration of the foregoing and mutual covenants contained in this Twenty-Third Amendment, the Parties agree as follows:

A G R E E M E N T

FIRST.  The Parties accept and recognize that the satellite capacity is modified in accordance with the following schedule:

a)             On [***], the Parties agreed to [***] the satellite capacity commitment using [***] capacity with a total monthly payment of USD $[***].

b)             The Parties agree to [***] the satellite capacity commitment, commencing on [***], in order to result in the use of [***] capacity. Pursuant this [***], the monthly fee per MHz will be [***] to the amount of USD $[***]; therefore, the total monthly payment for the capacity commitment is for the amount of USD$[***].

Moreover, the transponders related to the [***] and the [***] are as follow:

FIXED CAPACITY

Satellite	Band Region	Txdr	Bandwith MHz	Term
Satmex 6	[***]	[***]	[***]	[***]
		[***]	[***]	[***]

CAPACITY COMMITMENT

Satellite	Band	Txdr	Bandwith MHz	Term
Satmex 5	[***]	[***]	[***]	[***]
Satmex 6	[***]	[***]	[***]

SECOND. The Parties agree that the term of this Twenty-Third Amendment commence from the Execution Date and shall terminate in accordance with the terms and conditions set forth in the Seventeenth Amendment.

THIRD. All notices to be provided under the Amendments and/or the Agreement shall be in accordance with the terms and conditions set forth in the Seventeenth Amendment.

CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

FOURTH. This Amendment, the underlying commercial relationship between the Parties, and all collateral matters relating thereto, shall be governed by, and construed in accordance with Section 33 of the Agreement.

FIFTH. Except as specifically amended hereby, the terms and conditions of the Agreement and its past Amendments, shall remain in full force and effect in accordance with its terms.

This Twenty-Third Amendment is signed in counterparts, one copy remaining in possession of each Party, as of the Execution Date first written above.

FOR THE CLIENT HUGHES NETWORK SYSTEMS	FOR SATMEX SATÉLITES MEXICANOS, S.A. DE C.V.

/s/ Philip K. O’Brien	/s/ Patricio E. Northland
PHILIP K. O’BRIEN VICE PRESIDENT	PATRICIO E. NORTHLAND GENERAL DIRECTOR